Exhibit 99.1

SiriusXM Reports Fourth Quarter and Full-Year 2023 Operating and Financial Results

•2023 Full-Year Revenue of $8.95 Billion
•Full-Year Net Income of $1.26 Billion; Diluted EPS of $0.32
•Full-Year Adjusted EBITDA of $2.79 Billion
•Full-Year Free Cash Flow of $1.20 Billion
•Company Announces 2024 Financial Guidance

NEW YORK – February 1, 2024 – SiriusXM today announced fourth quarter and full-year 2023 operating and financial results, including revenue of $2.29 billion and $8.95 billion, respectively, which remained relatively flat compared to the same periods in 2022. The company recorded net income of $352 million and $1.26 billion in the fourth quarter and full-year 2023, respectively, compared to $365 million and $1.21 billion in the prior year, respectively. Net income per diluted common share was $0.09 and $0.32 in the fourth quarter and full-year 2023, respectively.

In the fourth quarter of 2023, adjusted EBITDA totaled $715 million, a 4% decrease from the $742 million recorded in the same period in 2022. Full-year 2023 adjusted EBITDA of $2.79 billion declined slightly at 2% when compared to the prior year.

In the fourth quarter of 2023, the company generated $445 million in free cash flow compared to $529 million in the prior year period. Full-year 2023 free cash flow was $1.20 billion, compared to $1.55 billion in the preceding year. The decrease in free cash flow was primarily attributed to higher capital expenditures driven by satellite construction and investments in the company’s products and technology platform as well as higher cash taxes paid.

"In 2023, SiriusXM laid the groundwork for future growth through the successful launch of our next-generation platform and the new SiriusXM app,” said Jennifer Witz, Chief Executive Officer. "Our commitment to growth was also demonstrated by strategic content investments that expanded our reach to new listeners and by staying true to our identity as a hub for curated, live and on-demand audio experiences. As we look to 2024, our guidance reflects substantial efforts and investments to enhance the value proposition of our subscription and advertising businesses, which we believe will strengthen our long-term growth profile."

“Our fourth quarter financial results speak volumes about our resilient performance,” said Tom Barry, Chief Financial Officer. “In the year ahead, we see opportunities for further cost efficiencies and to streamline our business in new and innovative ways. We plan to maintain our long-term target leverage ratio of mid-to low-3 times adjusted EBITDA, with a plan to return to this range in the second half of 2025 following our expected closing of the announced transaction with Liberty Media this summer. While we anticipate a focus on deleveraging, we will continue our dividend policy and remain opportunistic on share repurchases,” added Barry.

SEGMENT HIGHLIGHTS

Sirius XM Holdings operates two complementary audio entertainment businesses — one of which is referred to as “SiriusXM” and the second of which is referred to as “Pandora and Off-Platform.” Further information regarding these two segments will be contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2023. The financial highlights below exclude the impact of share-based payment expense.

SiriusXM Fourth Quarter and 2023 Segment Highlights
Total Subscribers of 34 Million
SiriusXM added approximately 131,000 new self-pay subscribers in the fourth quarter of 2023. For the full-year 2023, self-pay subscribers decreased by 445,000 and we ended 2023 with approximately 34 million total subscribers. Paid promotional subscribers declined by 225,000 during the fourth quarter of 2023; however, paid promotional subscribers increased by approximately 15,000 for the full-year 2023. The total vehicle trial funnel stood at approximately 7.2 million at the end of 2023, up from 6.8 million at the end of 2022 but down from 7.5 million at the end of the third quarter 2023. Self-pay monthly churn for 2023 remained low at 1.6%.

Full-Year Revenue of $6.8 Billion
In 2023, SiriusXM's total revenue was $6.8 billion, a 1% decrease from 2022. This decrease was primarily a result of lower paid promotional revenue from automakers, reduced revenue from connected vehicle services and a 14% decline in advertising revenue, in large part due to reduced news and entertainment spots sold and aired, and was partially offset by an increase in self-pay subscription revenue. The full-year 2023 Average Revenue Per User (ARPU) decreased slightly to $15.56, driven by a growing number of self-pay streaming-only and promotional subscriptions, along with reduced rates from automakers offering paid promotional plans and lower advertising revenue.

Full-Year Gross Profit of $4.2 Billion
Total cost of services at SiriusXM was $2.7 billion for 2023, a 2% increase compared to the prior year. Gross profit at SiriusXM in 2023 totaled $4.2 billion, a decrease of 3% compared to $4.3 billion recorded in 2022, producing a gross margin of 61%, one percentage point lower than the prior year.

Expanded Content Offering
In the fourth quarter, SiriusXM made significant strides in expanding its exclusive content portfolio with the introduction of new artist channels featuring John Mayer and Kelly Clarkson, along with several new genre channels tailored to capture the interests of younger audiences. "Life with John Mayer" stands out for its innovative organization of content by time and day, and has become a listener favorite, launching as one of its most listened-to artist-branded channels.

Adding to the company's high-profile talent roster, “This Life of Mine with James Corden” premiered today on the SiriusXM channel Stars.

Product Highlights
On December 14, 2023, SiriusXM achieved a significant milestone in its growth strategy by launching its new app on its next-generation platform. The app has swiftly gained traction, and with roughly 90% of existing mobile users transitioned to the new platform, the recommendation engine is introducing listeners to a greater breadth of content available on SiriusXM.

In 2023, SiriusXM extended its long-term agreements with major automakers such as Mercedes-Benz, Volvo, and Honda. These agreements are standardizing personalization and content discovery features across all 360L-enabled vehicles, enhancing the in-vehicle experience with increased access to even more music channels, Personalized Artist Stations, Live Sports, and more. Additionally, in 2023, SiriusXM expanded its adoption with electric vehicle makers, signing agreements with Rivian and Polestar to integrate SiriusXM this year.

Pandora and Off-Platform Fourth Quarter and 2023 Segment Highlights

Total Self-Pay Subscribers of 6.0 Million
Self-pay subscribers to the Pandora Plus and Pandora Premium services decreased by 3% in 2023 to 6.0 million users compared to 6.2 million users at the end of 2022.

Full-Year Advertising-Supported Listener Hours of 10.48 Billion
Monthly Active Users (MAUs) at Pandora were 46.0 million at the end of 2023, down from 47.6 million in the prior year. Total ad-supported listener hours were 10.48 billion at the end of 2023, down 4% from 10.88 billion at the end of 2022. Average monthly hours per ad-supported user grew 3% to 21.2 in 2023 compared to 20.6 in 2022.

Full-Year Advertising Revenue of $1.6 Billion
Advertising revenue in the Pandora and Off-Platform segment for the full-year 2023 reached $1.6 billion, an increase of 1% year-over-year. The increase is attributable to steady growth in the company’s programmatic and podcasting advertising sales despite a challenged advertising market throughout the year.

Full-Year Gross Profit of $638 Million
Total cost of services increased by 2% for the full year 2023, while subscriber revenue of $524 million remained relatively flat year-over-year. Advertising revenue increased as noted above. This resulted in a gross profit in the Pandora and Off-Platform segment of $638 million for the full year 2023, a decrease of 3% compared to the prior year, and produced a gross margin of 30%.

Expanded Podcast Offering
SiriusXM's podcast network continues to grow, highlighted by the recent announcement of a new exclusive agreement with the hit podcast “SmartLess” that benefits both SiriusXM’s subscription and advertising business with a wide array of exclusive content only available to subscribers, along with global advertising sales rights.

ADDITIONAL FINANCIAL HIGHLIGHTS

Subscriber acquisition costs increased by 2% to $359 million for the full-year 2023 compared to $352 million in the prior year, driven by higher equipment installations by automakers. Sales and marketing costs decreased by 13% to $886 million for the full-year 2023 compared to $1,023 million in 2022. The decrease was driven by reduced marketing spend ahead of the SiriusXM digital product launch. In addition, 2022 sales and marketing expense was boosted by a multi-media national ad campaign that aired throughout 2022 promoting SiriusXM. Engineering, design and development costs increased 12% to $276 million in 2023 in support of SiriusXM’s digital product launch, and general and administrative expenses increased by 3% to $478 million in 2023. In 2023, we saved $140 million through cost optimization and consolidation across all aspects of our business. For 2024, we aim for an extra $200 million in savings by further optimizing areas including marketing and programming, and enhancing customer service efficiency.

2024 FINANCIAL GUIDANCE

The company announced its full-year 2024 guidance for revenue, adjusted EBITDA, and free cash flow:
• Total revenue of approximately $8.75 billion,
• Adjusted EBITDA of approximately $2.70 billion, and
• Free cash flow of approximately $1.20 billion.

The company’s guidance for adjusted EBITDA and free cash flow for 2024 does not include any effects of the proposed transaction with Liberty Media, anticipated to close during the third quarter of 2024. The company therefore expects to revise its 2024 free cash flow guidance following the closing of the Liberty Media transaction. The company anticipates that free cash flow will be reduced by expenses associated with the proposed transaction with Liberty Media and incremental interest expense associated with debt being assumed and incurred in connection with the proposed transaction.

As a matter of general practice, the company does not publicly disclose detailed internal projections of its future financial performance. However, certain unaudited financial forecasts for the years ending December 31, 2024, and December 31, 2025, were prepared by the company in connection with the announced transaction with Liberty Media, and at that time represented management’s best estimates of certain financial items. A summary of those financial forecasts is contained in the Registration Statement on Form S-4 filed by Liberty Sirius XM Holdings Inc. with the Securities and Exchange Commission on January 29, 2024, under the heading 'Sirius XM Holdings Financial Projections.' Certain of those financial projections were used by the Special Committee of the Sirius XM Holdings Inc. Board of Directors solely in connection with the preparation of its financial advisor’s analyses and opinion.

FOURTH QUARTER AND FULL-YEAR 2023 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in millions, except per share data)	2023	2022	2023	2022
Revenue:	(Unaudited)	(Unaudited)
Subscriber revenue	$1,720	$1,726	$6,866	$6,892
Advertising revenue	479	480	1,758	1,772
Equipment revenue	51	41	193	189
Other revenue	37	36	136	150
Total revenue	2,287	2,283	8,953	9,003
Operating expenses:
Cost of services:
Revenue share and royalties	733	712	2,895	2,802
Programming and content	162	158	618	604
Customer service and billing	113	124	476	497
Transmission	53	56	206	214
Cost of equipment	4	4	14	13
Subscriber acquisition costs	89	85	359	352
Sales and marketing	251	238	931	1,075
Engineering, design and development	88	76	322	285
General and administrative	129	142	550	525
Depreciation and amortization	149	132	554	536
Impairment, restructuring and acquisition costs	26	(6)	82	64
Total operating expenses	1,797	1,721	7,007	6,967
Income from operations	490	562	1,946	2,036
Other (expense) income:
Interest expense	(103)	(108)	(423)	(422)
Other (expense) income	(5)	(4)	(5)	(9)
Total other expense	(108)	(112)	(428)	(431)
Income before income taxes	382	450	1,518	1,605
Income tax expense	(30)	(85)	(260)	(392)
Net income	$352	$365	$1,258	$1,213
Foreign currency translation adjustment, net of tax	6	4	7	(19)
Total comprehensive income	$358	$369	$1,265	$1,194
Net income per common share:
Basic	$0.09	$0.09	$0.33	$0.31
Diluted	$0.09	$0.09	$0.32	$0.31
Weighted average common shares outstanding:
Basic	3,840	3,891	3,858	3,916
Diluted	3,860	3,951	3,888	3,990
Dividends declared per common share	$0.0266	$0.0242	$0.0992	$0.3400845

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in millions, except per share data)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$216	$57
Receivables, net	709	655
Related party current assets	36	42
Prepaid expenses and other current assets	310	284
Total current assets	1,271	1,038
Property and equipment, net	1,754	1,499
Intangible assets, net	2,905	3,050
Goodwill	3,249	3,249
Related party long-term assets	497	488
Deferred tax assets	155	147
Operating lease right-of-use assets	279	315
Other long-term assets	264	236
Total assets	$10,374	$10,022
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,306	$1,248
Accrued interest	166	165
Current portion of deferred revenue	1,195	1,322
Current maturities of debt	505	196
Operating lease current liabilities	46	50
Related party current liabilities	8	—
Total current liabilities	3,226	2,981
Long-term deferred revenue	88	81
Long-term debt	8,690	9,256
Deferred tax liabilities	509	565
Operating lease liabilities	292	320
Other long-term liabilities	134	170
Total liabilities	12,939	13,373
Stockholders’ equity (deficit):
Common stock, par value $0.001 per share; 9,000 shares authorized; 3,843 and 3,891 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	4	4
Accumulated other comprehensive loss, net of tax	3	(4)
Accumulated deficit	(2,572)	(3,351)
Total stockholders’ equity (deficit)	(2,565)	(3,351)
Total liabilities and stockholders’ equity (deficit)	$10,374	$10,022

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$1,258	$1,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	554	536
Non-cash impairment and restructuring costs	26	61
Non-cash interest expense, net of amortization of premium	14	15
Provision for doubtful accounts	59	59
Loss on unconsolidated entity investments, net	15	5
Dividend received from unconsolidated entity investment	—	8
(Gain) loss on other investments	(7)	10
Share-based payment expense	184	197
Deferred income tax (benefit) expense	(64)	202
Amortization of right-of-use assets	45	49
Changes in operating assets and liabilities:
Receivables	(114)	10
Related party, net	49	(26)
Prepaid expenses and other current assets	(26)	(38)
Other long-term assets	1	(1)
Accounts payable and accrued expenses	62	(71)
Accrued interest	1	(8)
Deferred revenue	(121)	(148)
Operating lease liabilities	(50)	(63)
Other long-term liabilities	(36)	(34)
Net cash provided by operating activities	1,850	1,976
Cash flows from investing activities:
Additions to property and equipment	(650)	(426)
(Purchase) sale of other investments	3	1
Acquisition of business, net of cash acquired	—	(136)
Proceeds from sale of real estate	—	15
Investments in related parties and other equity investees	(39)	(2)
Net cash used in investing activities	(686)	(548)
Cash flows from financing activities:
Proceeds from exercise of stock options	4	4
Taxes paid from net share settlements for stock-based compensation	(63)	(114)
Revolving credit facility borrowings	1,670	2,300
Revolving credit facility repayments	(1,750)	(2,220)
Proceeds from long-term borrowings, net of costs	—	499
Principal payments of long-term borrowings	(202)	(6)
Payment of contingent consideration for business acquisition	(3)	(3)
Distribution to parent related to Tax Sharing Agreement	—	(36)
Other financing activities	(4)	—
Common stock repurchased and retired	(274)	(647)
Dividends paid	(383)	(1,339)
Net cash used in financing activities	(1,005)	(1,562)
Net increase (decrease) in cash, cash equivalents and restricted cash	159	(134)
Cash, cash equivalents and restricted cash at beginning of period (1)	65	199
Cash, cash equivalents and restricted cash at end of period (1)	$224	$65
(1)The following table reconciles cash, cash equivalents and restricted cash per the statement of cash flows to the balance sheet. The restricted cash balances are primarily due to letters of credit which have been issued to the landlords of leased office space. The terms of the letters of credit primarily extend beyond one year.

(in millions)	December 31, 2023	December 31, 2022	December 31, 2022	December 31, 2021
Cash and cash equivalents	$216	$57	$191	$71
Restricted cash included in Other long-term assets	8	8	8	12
Total cash, cash equivalents and restricted cash at end of period	$224	$65	$199	$83

Unaudited Results
Set forth below are our results of operations for the three and twelve months ended December 31, 2023 compared with the three and twelve months ended December 31, 2022. Legal settlements and reserves and share-based payment expense have been excluded from cost of services line items and presented as their own line items in the table below, as this is consistent with how the segments are evaluated on a regular basis.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,		2023 vs 2022 Change
					Three Months		Twelve Months
(in millions)	2023	2022	2023	2022	Amount	%	Amount	%
Revenue
Sirius XM:
Subscriber revenue	$1,585	$1,596	$6,342	$6,370	$(11)	(1)%	$(28)	—%
Advertising revenue	43	50	169	196	(7)	(14)%	(27)	(14)%
Equipment revenue	51	41	193	189	10	24%	4	2%
Other revenue	37	36	136	150	1	3%	(14)	(9)%
Total Sirius XM revenue	1,716	1,723	6,840	6,905	(7)	—%	(65)	(1)%
Pandora and Off-platform:
Subscriber revenue	135	130	524	522	5	4%	2	—%
Advertising revenue	436	430	1,589	1,576	6	1%	13	1%
Total Pandora and Off-platform revenue	571	560	2,113	2,098	11	2%	15	1%
Total consolidated revenue	2,287	2,283	8,953	9,003	4	—%	(50)	(1)%
Cost of services
Sirius XM:
Revenue share and royalties	402	382	1,603	1,552	20	5%	51	3%
Programming and content	133	131	518	514	2	2%	4	1%
Customer service and billing	92	103	388	409	(11)	(11)%	(21)	(5)%
Transmission	43	41	166	153	2	5%	13	8%
Cost of equipment	4	4	14	13	—	—%	1	8%
Total Sirius XM cost of services	674	661	2,689	2,641	13	2%	48	2%
Pandora and Off-platform:
Revenue share and royalties	331	330	1,292	1,250	1	—%	42	3%
Programming and content	19	18	66	56	1	6%	10	18%
Customer service and billing	20	19	83	82	1	5%	1	1%
Transmission	8	14	34	55	(6)	(43)%	(21)	(38)%
Total Pandora and Off-platform cost of services	378	381	1,475	1,443	(3)	(1)%	32	2%
Total consolidated cost of services	1,052	1,042	4,164	4,084	10	1%	80	2%
Subscriber acquisition costs	89	85	359	352	4	5%	7	2%
Sales and marketing	239	224	886	1,023	15	7%	(137)	(13)%
Engineering, design and development	75	64	276	246	11	17%	30	12%
General and administrative	117	126	478	465	(9)	(7)%	13	3%
Depreciation and amortization	149	132	554	536	17	13%	18	3%
Impairment, restructuring and acquisition costs	26	(6)	82	64	32	nm	18	nm
Legal settlements and reserves	—	—	24	—	—	nm	24	nm
Share-based payment expense (1)	50	54	184	197	(4)	(7)%	(13)	(7)%
Total operating expenses	1,797	1,721	7,007	6,967	76	4%	40	1%
Income from operations	490	562	1,946	2,036	(72)	(13)%	(90)	(4)%
Other (expense) income:
Interest expense	(103)	(108)	(423)	(422)	(5)	(5)%	1	—%
Other (expense) income	(5)	(4)	(5)	(9)	1	(25)%	(4)	(44)%
Total other expense	(108)	(112)	(428)	(431)	(4)	(4)%	(3)	(1)%
Income before income taxes	382	450	1,518	1,605	(68)	(15)%	(87)	(5)%
Income tax expense	(30)	(85)	(260)	(392)	(55)	(65)%	(132)	(34)%
Net income	$352	$365	$1,258	$1,213	$(13)	(4)%	$45	4%

Adjusted EBITDA	$715	$742	$2,790	$2,833	$(27)	(4)%	$(43)	(2)%

Gross Profit - Sirius XM	$1,042	$1,062	$4,151	$4,264	$(20)	(2)%	$(113)	(3)%
Gross Margin % - Sirius XM	61%	62%	61%	62%	(1)%	(2)%	(1)%	(2)%
Gross Profit - Pandora and Off-platform	$193	$179	$638	$655	$14	8%	$(17)	(3)%
Gross Margin % - Pandora and Off-platform	34%	32%	30%	31%	2%	6%	(1)%	(3)%
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(1)    Allocation of share-based payment expense:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Programming and content - Sirius XM	$9	$8	$31	$32
Customer service and billing - Sirius XM	1	2	5	6
Transmission - Sirius XM	1	1	5	5
Programming and content - Pandora and Off-platform	1	1	3	2
Transmission - Pandora and Off-platform	1	—	1	1
Sales and marketing	12	14	45	52
Engineering, design and development	13	12	46	39
General and administrative	12	16	48	60
Total share-based payment expense	$50	$54	$184	$197

Key Financial and Operating Metrics

A full glossary defining our key financial and operating metrics can be found in our Annual Report on Form 10-K for the year ended December 31, 2023.
Subscribers and subscription related revenues and expenses associated with our connected vehicle services and Sirius XM Canada are not included in Sirius XM's subscriber count or subscriber-based operating metrics. Subscribers to Cloud Cover are not included in Pandora's subscriber count.
Set forth below are our subscriber balances as of December 31, 2023 compared to December 31, 2022:

	As of December 31,		2023 vs 2022 Change
(subscribers in thousands)	2023	2022	Amount	%
Sirius XM
Self-pay subscribers	31,942	32,387	(445)	(1)%
Paid promotional subscribers	1,933	1,918	15	1%
Ending subscribers	33,875	34,305	(430)	(1)%
Sirius XM Canada subscribers	2,629	2,567	62	2%

Pandora and Off-platform
Monthly active users - all services	46,026	47,638	(1,612)	(3)%
Self-pay subscribers	6,008	6,215	(207)	(3)%
Paid promotional subscribers	—	—	—	nm
Ending subscribers	6,008	6,215	(207)	(3)%

The following table contains our Non-GAAP financial and operating performance measures which are based on our adjusted results of operations for the three and twelve months ended December 31, 2023 and 2022:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,		2023 vs 2022 Change
					Three Months		Twelve Months
(subscribers in thousands)	2023	2022	2023	2022	Amount	%	Amount	%
Sirius XM
Self-pay subscribers	131	162	(445)	348	(31)	(19)%	(793)	nm
Paid promotional subscribers	(225)	(28)	15	(76)	(197)	(704)%	91	nm
Net additions	(94)	134	(430)	272	(228)	(170)%	(702)	nm
Weighted average number of subscribers	33,843	34,222	33,993	34,039	(379)	(1)%	(46)	—%
Average self-pay monthly churn	1.6%	1.5%	1.6%	1.5%	0.1%	7%	0.1%	7%
ARPU (1)	$15.63	$15.64	$15.56	$15.63	$(0.01)	—%	$(0.07)	—%
SAC, per installation	$12.14	$15.72	$13.18	$14.32	$(3.58)	(23)%	$(1.14)	(8)%

Pandora and Off-platform
Self-pay subscribers	(109)	(52)	(207)	(109)	(57)	(110)%	(98)	(90)%
Paid promotional subscribers	—	—	—	(69)	—	nm	69	nm
Net additions	(109)	(52)	(207)	(178)	(57)	(110)%	(29)	(16)%
Weighted average number of subscribers	6,091	6,271	6,169	6,308	(180)	(3)%	(139)	(2)%
Ad supported listener hours (in billions)	2.53	2.60	10.48	10.88	(0.07)	(3)%	(0.40)	(4)%
Advertising revenue per thousand listener hours (RPM)	$111.27	$112.33	$99.39	$101.19	$(1.06)	(1)%	$(1.80)	(2)%

Total Company
Adjusted EBITDA	$715	$742	$2,790	$2,833	$(27)	(4)%	$(43)	(2)%
Free cash flow	$445	$529	$1,203	$1,551	$(84)	(16)%	$(348)	(22)%

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(1)    ARPU for Sirius XM excludes subscriber revenue from our connected vehicle services of $40 and $41 for the three months ended December 31, 2023 and 2022, respectively, and $161 and $182 for the years ended December 31, 2023 and 2022, respectively.

Reconciliation from GAAP Net income to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Net income:	$352	$365	$1,258	$1,213
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves	—	—	24	—
Impairment, restructuring and acquisition costs	26	(6)	82	64
Share-based payment expense	50	54	184	197
Depreciation and amortization	149	132	554	536
Interest expense	103	108	423	422
Other expense	5	4	5	9
Income tax expense	30	85	260	392
Adjusted EBITDA	$715	$742	$2,790	$2,833

Reconciliation of Free Cash Flow:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Cash Flow information
Net cash provided by operating activities	$571	$676	$1,850	$1,976
Net cash used in investing activities	(132)	(133)	(686)	(548)
Net cash used in financing activities	(276)	(526)	(1,005)	(1,562)
Free Cash Flow
Net cash provided by operating activities	571	676	1,850	1,976
Additions to property and equipment	(130)	(147)	(650)	(426)
Sales of other investments	4	—	3	1
Free cash flow	$445	$529	$1,203	$1,551

Reconciliation of SAC, per installation:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(costs in millions and installs in thousands)	2023	2022	2023	2022
Subscriber acquisition costs, excluding connected vehicle services	$89	$85	$359	$352
Less: margin from sales of radios and accessories, excluding connected vehicle services	(47)	(38)	(179)	(176)
	$42	$47	$180	$176
Installations	3,426	3,010	13,640	12,270
SAC, per installation (a)	$12.14	$15.72	$13.18	$14.32
(a)    Amounts may not recalculate due to rounding.

###

About SiriusXM

SiriusXM is the leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 150 million listeners, SiriusXM offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports. For more about SiriusXM, please go to: www.siriusxm.com.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the completion of the proposed transaction, proposed trading of Liberty Sirius XM Holdings Inc. (“New Sirius”) common stock and other matters related to such proposed transaction. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs and integration costs in connection with the proposed transaction (including significant tax liability); the parties may not realize the potential benefits of the proposed transaction in the near term or at all; an active trading market for New Sirius common stock may not develop; the uncertainty of the market value of the New Sirius common stock; the satisfaction of all conditions to the proposed transaction; the proposed transaction may not be consummated; Liberty Media Corporation (“Liberty Media”) and Sirius XM Holdings Inc. (“SiriusXM”) may need to use resources that are needed in other parts of their business to do so; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction and integration; unfavorable outcome of legal proceedings that may be instituted against Liberty Media and/or SiriusXM following the announcement of the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media, New Sirius and/or SiriusXM’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Media and SiriusXM file with the SEC. These forward-looking statements speak only as of the date of this press release, and Liberty Media and SiriusXM expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s or SiriusXM’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media and SiriusXM, including their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media or SiriusXM subsequently file with the SEC, for additional information about Liberty Media and SiriusXM and about the risks and uncertainties related to Liberty Media’s and SiriusXM’s businesses which may affect the statements made in this press release.
Additional Information
Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty Media, SiriusXM or New Sirius. The proposed offer and issuance of shares of New Sirius common stock in the proposed transactions will be made only pursuant to an effective registration statement on Form S-4, including a proxy statement of Liberty Media, prospectus of New Sirius, and information statement of SiriusXM, which was initially filed with the SEC on January 29, 2024 (the “Registration Statement”). LIBERTY MEDIA AND SIRIUSXM STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS FILED AS EXHIBITS THEREWITH, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the Registration Statement is declared effective, the proxy statement/prospectus/ information statement and other relevant materials for the proposed transaction will be mailed to all Liberty Media and SiriusXM stockholders. Copies of these SEC filings will be available, free of charge, at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (877) 772-1518 or Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10021, Attention: Investor Relations, (212) 584-5100.
Participants in a Solicitation
Liberty Media anticipates that the following individuals will be participants (the “Liberty Media Participants”) in the solicitation of proxies from holders of Liberty Media’s LSXMA and LSXMB common stock in connection with the proposed transaction: John C. Malone, Chairman of the Liberty Media Board of Directors, Robert R. Bennett, Derek Chang, Brian M. Deevy, M. Ian G. Gilchrist, Evan D. Malone, Larry E. Romrell, and Andrea L. Wong, all of whom are members of the Liberty Media Board of Directors, Gregory B. Maffei, Liberty Media’s President, Chief Executive Officer and Director, and Brian J. Wendling, Liberty Media’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Media Participants, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management of Liberty Media” contained in the Registration Statement and which is available at: https://www.sec.gov/Archives/edgar/data/2003397/000110465924007830/tm243744-1_s4.htm#tSOOM. To the extent that certain Liberty Media Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Registration Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1560385&owner=exclude. Additional information regarding the Liberty Media Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty Media’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.
SiriusXM anticipates that the following individuals will be participants (the “SiriusXM Participants”) in the solicitation of proxies from holders of Liberty Media’s LSXMA and LSXMB common stock in connection with the proposed transaction: Gregory B. Maffei, Chairman of the SiriusXM Board of Directors, David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel and David M. Zaslav, all of whom are members of SiriusXM’s Board of Directors, Jennifer Witz, SiriusXM’s, Chief Executive Officer and Director, and Thomas D. Barry, SiriusXM’s Chief Financial Officer. Information regarding the SiriusXM Participants, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management of Sirius XM Holdings” contained in the Registration Statement and which is available at: https://www.sec.gov/Archives/edgar/data/2003397/000110465924007830/tm243744-1_s4.htm#tSOOM1. To the extent that certain SiriusXM Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Registration Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, which are available at: https://www.sec.gov/edgar/browse/?CIK=908937&owner=exclude. Additional information regarding certain of the SiriusXM Participants in the proxy solicitation and a description of their interests will be contained in the information statement and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

Source: SiriusXM

Contact for SiriusXM:

Investor contact:
Hooper Stevens
212.901.6718
Hooper.Stevens@siriusxm.com

Natalie Diana Candela
212.901.6672
Natalie.Candela@siriusxm.com

Media contact:
Jessica Casano-Antonellis
212.901.6767
Jessica.Casano@siriusxm.com